EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended January 27, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Feb 2007 – Jan 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	-0.5%	-0.5%	-13.0%	-6.1%	1.8%	4.2%	1.8%	12.5%	-17.9%	0.2	0.2
B**	0.0%	-0.6%	-0.6%	-13.5%	-6.7%	1.1%	N/A	1.1%	12.5%	-19.6%	0.1	0.1
Legacy 1***	0.0%	-0.4%	-0.4%	-11.0%	N/A	N/A	N/A	-3.3%	10.9%	-14.4%	-0.3	-0.4
Legacy 2***	0.0%	-0.4%	-0.4%	-11.5%	N/A	N/A	N/A	-3.7%	10.9%	-14.7%	-0.3	-0.4
Global 1***	0.1%	-0.2%	-0.2%	-10.7%	N/A	N/A	N/A	-4.7%	10.2%	-14.2%	-0.4	-0.6
Global 2***	0.1%	-0.2%	-0.2%	-10.9%	N/A	N/A	N/A	-5.0%	10.2%	-15.0%	-0.5	-0.6
Global 3***	0.1%	-0.3%	-0.3%	-12.5%	N/A	N/A	N/A	-6.8%	10.2%	-19.1%	-0.6	-0.8

S&P 500 Total Return Index****	0.1%	4.8%	4.8%	4.5%	19.4%	0.4%	3.6%	0.4%	19.0%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	0.9%	-2.0%	-2.0%	29.3%	10.0%	10.5%	8.6%	10.5%	12.7%	-12.3%	0.9	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					30%
Energy	18%	Long	Natural Gas	4.0%	Short	17%	Long	Natural Gas	3.7%	Short
			Brent Crude Oil	3.2%	Long			Brent Crude Oil	3.2%	Long
Grains/Foods	6%	Long	Corn	1.2%	Long	6%	Long	Corn	1.2%	Long
			Coffee	1.0%	Short			Coffee	0.9%	Short
Metals	7%	Long	Gold	3.1%	Long	7%	Long	Gold	3.2%	Long
			Copper	1.7%	Long			Copper	1.6%	Long
FINANCIALS	69%					70%
Currencies	24%	Short $	Euro	4.5%	Short	25%	Short $	Euro	4.9%	Short
			Japanese Yen	3.6%	Long			Japanese Yen	3.6%	Long
Equities	21%	Long	S&P 500	5.5%	Long	21%	Long	S&P 500	5.6%	Long
			Dax Index	2.3%	Long			Dax Index	2.3%	Long
Fixed Income	24%	Long	Bunds	5.7%	Long	24%	Long	Bunds	5.8%	Long
			U.S. 10-Year Treasury Notes	3.6%	Long			U.S. 10-Year Treasury Notes	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets broke recent downtrends last week following the announcement major U.S. producers were planning to reduce natural gas production due to already oversupplied markets.  Crude oil markets registered profits because of supply concerns stemming from the uncertainty surrounding the ongoing debate of the Iranian Parliament to halt oil exports to the European Union.  Comments from the U.S. Federal Reserve stating interest rates would remain low for the foreseeable future also bolstered crude oil prices.

Grains/Foods
U.S. grains prices predominantly moved higher due to downward revisions to Argentine crop output.  In the foods markets, sugar prices declined nearly 3% as favorable weather in Brazil boosted supply forecasts.  Coffee prices moved lower as a result of news the International Coffee Organization projected elevated supplies for 2012.

Metals
Investors attempting to hedge against inflation drove gold markets to six-week highs following comments from the U.S. Federal Reserve stating they expect “exceptionally low” interest rates in the U.S. through late 2014.  Base metals markets also moved higher as speculators believed low interest rates would help foster increased industrial demand.    Strong metals import data for China also played a role in moving base metals prices higher.

Currencies
The euro reached a 5-week high against the dollar due to reports Greek officials and creditors were close to reaching an agreement on a new plan to refinance its debt.  The Swiss franc also moved higher against counterparts as data showed an increase in German investor confidence.  In the U.S., the dollar experienced losses as investors shifted their focus to alternative currencies due to beliefs the U.S. Federal Reserve may be imposing new plans for quantitative easing in the near future.

Equities
The Japanese Nikkei 225 finished the week nearly 1% higher as it held onto early-week gains supported by hopes for strong U.S. GDP data.  European equity prices rallied as investors viewed the ongoing talks between Greece and its creditors as a sign that a new refinancing deal could be getting close. U.S. stock markets generally posted modest losses in response to weaker-than-expected U.S. housing data.

Fixed Income
U.S. Treasury markets posted strong gains due to a decline in risk appetite caused by weaker-than-expected U.S. GDP data.  Safe-haven buying in response to the decline in U.S. equity prices also supported the U.S. debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.